EXHIBIT 99.1

PRESS RELEASE

Press Contact:	Investor Relations Contact:
Robyn Jenkins-Blum	Laura Graves
Cisco	Cisco
+1 (408) 853-9848	+1 (408) 526-6521
rojenkin@cisco.com	lagraves@cisco.com

CISCO REPORTS SECOND QUARTER EARNINGS

•	Q2 Net Sales: $9.1 billion (decrease of 7.5% year over year)

•	Q2 Net Income: $1.5 billion GAAP; $1.9 billion non-GAAP

•	Q2 Earnings per Share: $0.26 GAAP (decrease of 21.2% year over year); $0.32 non-GAAP (decrease of 15.8% year over year)

•	Q2 Cash Flows from Operations: $3.2 billion

•	Total Cash, Cash Equivalents and Investments: $29.5 billion

SAN JOSE, Calif. – February 4, 2009 – Cisco, the worldwide leader in networking that transforms how people connect, communicate and collaborate, today reported its second quarter results for the period ended January 24, 2009. Cisco reported second quarter net sales of $9.1 billion, net income on a generally accepted accounting principles (GAAP) basis of $1.5 billion or $0.26 per share, and non-GAAP net income of $1.9 billion or $0.32 per share.

“Cisco showcased solid financial strength during a period of significant economic challenge,” said John Chambers, chairman and chief executive officer, Cisco. “We remain comfortable with our long-term vision and strategy as we move into new market adjacencies and prioritize our existing opportunities. We intend to accelerate the alignment of our resources to prioritize future growth opportunities, gradually decrease our operating expenses, while building even stronger customer relationships to position Cisco for ongoing, long-term market leadership.”

GAAP Results

	Q2 2009	Q2 2008	Vs. Q2 2008
Net Sales	$9.1 billion	$9.8 billion	-7.5%
Net Income	$1.5 billion	$2.1 billion	-27.0%
Earnings per Share	$0.26	$0.33	-21.2%

Non-GAAP Results

	Q2 2009	Q2 2008	Vs. Q2 2008
Net Income	$1.9 billion	$2.4 billion	-21.5%
Earnings per Share	$0.32	$0.38	-15.8%

Net sales for both the first six months of fiscal 2009 and fiscal 2008 were $19.4 billion. Net income for the first six months of fiscal 2009, on a GAAP basis, was $3.7 billion or $0.63 per share, compared with $4.3 billion or $0.68 per share for the first six months of fiscal 2008. Non-GAAP net income for the first six months of fiscal 2009 was $4.4 billion or $0.74 per share, compared with $4.9 billion or $0.78 per share for the first six months of fiscal 2008.

A reconciliation between net income on a GAAP basis and non-GAAP net income is provided in the table on page 6.

Cisco will discuss second quarter results and business outlook on a conference call and webcast at 1:30 p.m. Pacific Time today. Call information and related charts are available at http://www.cisco.com/go/investors.

Other Financial Highlights

•

Cash flows from operations were $3.2 billion for the second quarter of fiscal 2009, compared with $2.4 billion for the second quarter of fiscal 2008, and compared with $2.7 billion for the first quarter of fiscal 2009.

•

Cash and cash equivalents and investments were $29.5 billion at the end of the second quarter of fiscal 2009, compared with $26.2 billion at the end of fiscal 2008, and compared with $26.8 billion at the end of the first quarter of fiscal 2009.

•

Deferred revenue was $9.3 billion at the end of the second quarter of fiscal 2009, compared with $8.9 billion at the end of fiscal 2008, and compared with $8.8 billion at the end of the first quarter of fiscal 2009.

•

During the second quarter of fiscal 2009, Cisco repurchased 37 million shares of common stock at an average price of $16.40 per share for an aggregate purchase price of $600 million. As of January 24, 2009, Cisco had repurchased and retired 2.7 billion shares of Cisco common stock at an average price of $20.57 per share for an aggregate purchase price of approximately $55.2 billion since the inception of the stock repurchase program. The remaining authorized repurchase amount as of January 24, 2009 was $6.8 billion with no termination date.

•

Days sales outstanding in accounts receivable (DSO) at the end of the second quarter of fiscal 2009 were 29 days, compared with 34 days at the end of the fourth quarter of fiscal 2008, and compared with 29 days at the end of the first quarter of fiscal 2009.

•

Inventory turns on a GAAP basis were 11.6 in the second quarter of fiscal 2009, compared with 11.9 in the fourth quarter of fiscal 2008, and compared with 11.9 in the first quarter of fiscal 2009. Non-GAAP inventory turns were 11.3 in the second quarter of fiscal 2009, compared with 11.6 in the fourth quarter of fiscal 2008, and compared with 11.6 in the first quarter of fiscal 2009.

“Despite a clearly challenging macro-economic environment, Cisco generated $3.2 billion in cash flows from operations in our second quarter, resulting in total cash and investments of $29.5 billion,” said Frank Calderoni, chief financial officer, Cisco. “I believe our business model and financial position provide us with two key capabilities: speed and flexibility. We believe we have been able to minimize risk to our business, while still positioning Cisco to take advantage of new opportunities.”

Select Global Business Highlights

•

Cisco achieved the first major milestone in its investment into South Africa under the National Industrial Participation Programme with the first graduates of Cisco’s Global Talent Acceleration Program.

•	Cisco celebrated the first anniversary of its Globalisation Centre East, which has emerged as a world-class model for technology growth, innovation and talent.

Acquisitions and Investments

•	Cisco completed the acquisition of Denver-based Jabber, Inc., a provider of presence and messaging software. Jabber is now part of the Cisco Collaboration Software Group.

•	Cisco announced an increased equity stake in VMware, Inc., taking Cisco’s holding to approximately 1.7 percent of VMware’s total outstanding common stock.

Cisco Innovation

•

Cisco announced the new Cisco® Aironet® 1140 Series Access Point, taking 802.11n to the enterprise mainstream with new solutions that are designed to offer ease of deployment, reliability and performance.

•	Cisco outlined its strategy for bringing Unified Computing to the Data Center.

•	Cisco extended its web conferencing and collaboration capabilities to the Apple iPhone 3G user experience, with the Cisco WebEx™ meetings iPhone application.

•	Cisco introduced the Cisco 9000 Series Aggregation Services Router designed to meet service providers’ need to increase the speed, longevity, services richness and efficiency of the network edge.

•

Cisco announced the Linksys® by Cisco Wireless Home Audio solution which uses Wireless-N technology to deliver a rich audio experience to any room in the home and the Linksys by Cisco Media Hub designed to simplify access and interaction with digital content by gathering, organizing and presenting all the digital video, photos and music that users have spread among various devices in the home.

•

Cisco announced the Cisco Eos™ software platform, a hosted, white-label software platform that allows media and entertainment companies to create, manage and grow online communities around their content.

Select Customer Announcements

•	Cisco brings high-definition video and advanced communications technology to the new Yankee Stadium, creating the ultimate fan experience.

•

Cisco, the National Hockey League and the National Hockey League Players’ Association announced a new strategic agreement whereby Cisco will support the league’s strategic digital media initiatives with Cisco technology designed to help the league serve millions of avid hockey fans across North America with digital video of their favorite teams and players.

•	Deutsche Telekom expanded its broadband infrastructure with the implementation of the Cisco IP Service Engine technology to help meet customer demand.

•	Hungarian service provider Magyar Telekom implemented Cisco TelePresence™ virtual meeting rooms to connect its head office with the company’s southeast European subsidiaries.

•	In Malaysia, YTL e-Solutions Berhad entered into a strategic collaboration with Cisco to establish a WiMAX core network in Peninsular Malaysia.

•

TRUST National Bank in Russia completed the upgrade of its country-wide communications network with Cisco Unified Communications to offer highly secure, uninterrupted, multiservice communications across Russia.

•	In Japan, Capcom Co., Ltd. deployed the Cisco Unified Communications solution to improve employee efficiency through coordination of phones, PCs, and presence.

•	SENA, the Colombian National Learning Service, selected Cisco to upgrade and integrate its 175 offices, offering more Colombian citizens access to education and training programs virtually.

Editor’s Note:

•

Q2 FY09 conference call to discuss Cisco’s results along with its business outlook will be held at 1:30 p.m. Pacific Time, Wednesday, February 4, 2009. Conference call number is 888-848-6507 (United States) or 212-519-0847 (international).

•

Conference call replay will be available from 4:30 p.m. Pacific Time, February 4, 2009 to 4:30 p.m. Pacific Time, February 11, 2009 at 866-357-4205 (United States) or 203-369-0122 (international). The replay also will be available via webcast from February 4, 2009 through April 17, 2009 on the Cisco Investor Relations website at http://www.cisco.com/go/investors.

•

Additional information regarding Cisco’s financials, as well as a webcast of the conference call with visuals designed to guide participants through the call, will be available at 1:30 p.m. Pacific Time, February 4, 2009. Text of the conference call’s prepared remarks will be available within 24 hours of completion of the call. The webcast will include both the prepared remarks and the question-and-answer session. This information, along with GAAP reconciliation information, will be available on the Cisco Investor Relations website at http://www.cisco.com/go/investors.

•	A Q&A with Cisco’s Chairman and CEO John Chambers and CFO Frank Calderoni about Q2 FY09 results will be available at http://newsroom.cisco.com.

•	To view videos of Cisco’s CEO and CFO discussing Q2 FY09 results , visit Cisco’s blog site, The Platform, at http://blogs.cisco.com.

About Cisco

Cisco (NASDAQ: CSCO) is the worldwide leader in networking that transforms how people connect, communicate and collaborate. Information about Cisco can be found at http://www.cisco.com. For ongoing news, visit http://newsroom.cisco.com.

# # #

This release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding future events (such as our long-term vision and strategy, the acceleration of our resource alignment, our intent to gradually decrease operating expenses, our movement into market adjacencies and prioritization of our existing opportunities, and the positioning of our business to take advantage of new opportunities and for ongoing, long-term market leadership) and the future financial performance of Cisco that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: business and economic conditions and growth trends in the networking industry, our customer markets and various geographic regions; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; the growth and evolution of the Internet and levels of capital spending on Internet-based systems; variations in customer demand for products and services, including sales to the service provider market and other customer markets; the return on our investments in certain market adjacencies and geographical locations during the current economic downturn; the timing of orders and manufacturing and customer lead times; changes in customer order patterns or customer mix; insufficient, excess or obsolete inventory; variability of component costs; variations in sales channels, product costs or mix of products sold; our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies; increased competition in our product and service markets; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; manufacturing and sourcing risks; product defects and returns; litigation involving patents, intellectual property, antitrust, shareholder and other matters, and governmental investigations; natural catastrophic events; our ability to achieve the benefits anticipated from our investments in sales and engineering activities; our ability to recruit and retain key personnel; our ability to manage financial risk, and to manage expenses during the current economic downturn; risks related to the global nature of our operations, including our operations in emerging markets; currency fluctuations and other international factors; potential volatility in operating results; and other factors listed in Cisco’s most recent reports on Form 10-K and Form 10-Q. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Cisco’s most recent reports on Form 10-K and Form 10-Q, as each may be amended from time to time. Cisco’s results of operations for the three and six months ended January 24, 2009 are not necessarily indicative of Cisco’s operating results for any future periods. Any projections in this release are based on limited information currently available to Cisco, which is subject to change. Although any such projections and the factors influencing them will likely change, Cisco will not necessarily update the information, since Cisco will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.

This release includes non-GAAP net income, non-GAAP net income per share data, shares used in non-GAAP net income per share calculation, and non-GAAP inventory turns.

These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Cisco believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cisco’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Cisco’s results of operations in conjunction with the corresponding GAAP measures.

Cisco believes that the presentation of non-GAAP net income, non-GAAP net income per share data and shares used in non-GAAP net income per share calculation, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations. In addition, Cisco believes that the presentation of non-GAAP inventory turns provides useful information to investors and management regarding financial and business trends relating to inventory management based on the operating activities of the period presented.

For its internal budgeting process, Cisco’s management uses financial statements that do not include employee share-based compensation expense, impact to cost of sales from purchase accounting adjustments to inventory, payroll tax on stock option exercises, compensation expense related to acquisitions and investments, in-process research and development, amortization of acquisition-related intangible assets, significant gains and losses on publicly traded equity securities, the income tax effects of the foregoing, tax effects of post-acquisition integration of intangible assets from significant acquisitions, and significant effects of retroactive tax legislation. Cisco’s management also uses the foregoing non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the financial results of Cisco.

For additional information on the items excluded by Cisco from one or more of its non-GAAP financial measures, refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.

Copyright ©2009 Cisco Systems, Inc. All rights reserved. Cisco, the Cisco logo, Cisco Systems, Aironet, Catalyst, Cisco Eos, Cisco TelePresence, Cisco WebEx, Linksys, WebEx and WebEx Connect are registered trademarks or trademarks of Cisco Systems, Inc. and/or its affiliates in the United States and certain other countries. All other trademarks mentioned in this document are the property of their respective owners. The use of the word partner does not imply a partnership relationship between Cisco and any other company. This document is Cisco Public Information.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	January 24, 2009	January 26, 2008	January 24, 2009	January 26, 2008
NET SALES:

Product	$7,347	$8,245	$15,982	$16,260
Service	1,742	1,586	3,438	3,125

Total net sales	9,089	9,831	19,420	19,385

COST OF SALES:
Product	2,737	2,890	5,718	5,720
Service	629	636	1,298	1,220

Total cost of sales	3,366	3,526	7,016	6,940

GROSS MARGIN	5,723	6,305	12,404	12,445

OPERATING EXPENSES:

Research and development	1,279	1,260	2,685	2,492
Sales and marketing	2,155	2,158	4,438	4,236
General and administrative	380	367	775	709
Amortization of purchased intangible assets	136	116	248	233
In-process research and development	—	—	3	3

Total operating expenses	3,950	3,901	8,149	7,673

OPERATING INCOME	1,773	2,404	4,255	4,772

Interest income, net	159	212	354	435
Other income (loss), net	(64)	22	(136)	53

Interest and other income (loss), net	95	234	218	488

INCOME BEFORE PROVISION FOR INCOME TAXES	1,868	2,638	4,473	5,260
Provision for income taxes	364	578	768	995

NET INCOME	$1,504	$2,060	$3,705	$4,265

Net income per share:
Basic	$0.26	$0.34	$0.63	$0.71

Diluted	$0.26	$0.33	$0.63	$0.68

Shares used in per-share calculation:
Basic	5,848	6,010	5,865	6,049

Diluted	5,864	6,202	5,901	6,273

Certain reclassifications have been made to prior period amounts to conform to the current period’s presentation.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

(In millions, except per-share amounts)

	Three Months Ended		Six Months Ended
	January 24, 2009	January 26, 2008	January 24, 2009(1)	January 26, 2008
GAAP net income	$1,504	$2,060	$3,705	$4,265
Employee share-based compensation expense	276	273	558	499
Payroll tax on stock option exercises	—	8	1	19
Compensation expense related to acquisitions and investments	59	34	203	73
In-process research and development	—	—	3	3
Amortization of acquisition-related intangible assets	190	177	356	355

Total adjustments to GAAP income before provision for income taxes	525	492	1,121	949

Income tax effect	(162)	(173)	(356)	(333)
Effect of retroactive tax legislation (1)	—	—	(106)	—

Total adjustments to GAAP provision for income taxes	(162)	(173)	(462)	(333)

Non-GAAP net income	$1,867	$2,379	$4,364	$4,881

Diluted net income per share:
GAAP	$0.26	$0.33	$0.63	$0.68

Non-GAAP	$0.32	$0.38	$0.74	$0.78

Shares used in diluted net income per share calculation:
GAAP	5,864	6,202	5,901	6,273

Non-GAAP	5,885	6,197	5,919	6,267

(1)	In the first quarter of fiscal 2009, the Tax Extenders and Alternative Minimum Tax Relief Act of 2008 reinstated the U.S. federal R&D tax credit, retroactive to January 1, 2008. GAAP net income for the first six months of fiscal 2009 included a $106 million tax benefit related to fiscal 2008 R&D expenses. Non-GAAP net income for the first six months of fiscal 2009 excluded the $106 million tax benefit related to fiscal 2008 R&D expenses.

Additional reconciliations between GAAP and non-GAAP financial measures are provided in the tables that follow on page 10.

CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	January 24, 2009	July 26, 2008
ASSETS
Current assets:
Cash and cash equivalents	$4,175	$5,191
Investments	25,356	21,044
Accounts receivable, net of allowance for doubtful accounts of $230 at January 24, 2009 and $177 at July 26, 2008	2,893	3,821
Inventories	1,107	1,235
Deferred tax assets	2,134	2,075
Prepaid expenses and other current assets	2,330	2,333

Total current assets	37,995	35,699

Property and equipment, net	4,141	4,151
Goodwill	12,572	12,392
Purchased intangible assets, net	1,792	2,089
Other assets	4,857	4,403

TOTAL ASSETS	$61,357	$58,734

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$500	$500
Accounts payable	625	869
Income taxes payable	108	107
Accrued compensation	2,078	2,428
Deferred revenue	6,592	6,197
Other current liabilities	3,701	3,757

Total current liabilities	13,604	13,858

Long-term debt	6,348	6,393
Income taxes payable	1,198	749
Deferred revenue	2,708	2,663
Other long-term liabilities	698	669

Total liabilities	24,556	24,332

Minority interest	18	49

Shareholders’ equity	36,783	34,353

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$61,357	$58,734

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Six Months Ended
	January 24, 2009	January 26, 2008
Cash flows from operating activities:
Net income	$3,705	$4,265
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	818	878
Employee share-based compensation expense	558	499
Share-based compensation expense related to acquisitions and investments	44	45
Provision for doubtful accounts	59	29
Deferred income taxes	(293)	(632)
Excess tax benefits from share-based compensation	(21)	(338)
In-process research and development	3	3
Net losses (gains) on investments	123	(104)
Change in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	818	(196)
Inventories	113	66
Lease receivables, net	(109)	(260)
Accounts payable	(228)	(33)
Income taxes payable and receivable	467	220
Accrued compensation	(213)	(38)
Deferred revenue	544	946
Other assets	(470)	38
Other liabilities	(2)	144

Net cash provided by operating activities	5,916	5,532

Cash flows from investing activities:
Purchases of investments	(24,110)	(7,846)
Proceeds from sales of investments	12,545	8,235
Proceeds from maturities of investments	6,920	1,218
Acquisition of property and equipment	(585)	(591)
Acquisition of businesses, net of cash and cash equivalents acquired	(327)	(385)
Change in investments in privately held companies	(53)	(55)
Other	(54)	(111)

Net cash (used in) provided by investing activities	(5,664)	465

Cash flows from financing activities:
Issuance of common stock	441	2,165
Repurchase of common stock	(1,603)	(7,120)
Excess tax benefits from share-based compensation	21	338
Other	(127)	94

Net cash used in financing activities	(1,268)	(4,523)

Net (decrease) increase in cash and cash equivalents	(1,016)	1,474
Cash and cash equivalents, beginning of period	5,191	3,728

Cash and cash equivalents, end of period	$4,175	$5,202

Certain reclassifications have been made to prior period amounts to conform to the current period’s presentation.

ADDITIONAL FINANCIAL INFORMATION

(In millions)

(Unaudited)

	January 24, 2009	July 26, 2008
CASH AND CASH EQUIVALENTS AND INVESTMENTS
Cash and cash equivalents	$4,175	$5,191
Fixed income securities	24,641	19,869
Publicly traded equity securities	715	1,175

Total	$29,531	$26,235

INVENTORIES
Raw materials	$142	$111
Work in process	50	53
Finished goods:
Distributor inventory and deferred cost of sales	431	452
Manufactured finished goods	277	381

Total finished goods	708	833
Service-related spares	169	191
Demonstration systems	38	47

Total	$1,107	$1,235

PROPERTY AND EQUIPMENT, NET
Land, buildings, and leasehold improvements	$4,499	$4,445
Computer equipment and related software	1,785	1,770
Production, engineering, and other equipment	4,975	4,839
Operating lease assets	217	209
Furniture and fixtures	451	439

	11,927	11,702
Less accumulated depreciation and amortization	(7,786)	(7,551)

Total	$4,141	$4,151

OTHER ASSETS
Deferred tax assets	$2,139	$1,770
Investments in privately held companies	716	706
Lease receivables, net (1)	874	862
Financed service contracts (2)	550	588
Other	578	477

Total	$4,857	$4,403

DEFERRED REVENUE
Service	$6,073	$6,133
Product
Unrecognized revenue on product shipments and other deferred revenue	2,315	2,152
Cash receipts related to unrecognized revenue from two-tier distributors	912	575

Total product deferred revenue	3,227	2,727

Total	$9,300	$8,860

Reported as:
Current	$6,592	$6,197
Noncurrent	2,708	2,663

Total	$9,300	$8,860

Note:

(1)	The current portion of lease receivables, net, which was $550 million and $554 million as of January 24, 2009 and July 26, 2008, respectively, is recorded in prepaid expenses and other current assets.

(2)	The current portion of financed service contracts, which was $751 million and $730 million as of January 24, 2009 and July 26, 2008, respectively, is recorded in prepaid expenses and other current assets. These financed service contracts primarily relate to technical support services, and the associated revenue is deferred and recognized ratably over the period during which the services are to be performed, which is typically from one to three years.

SUMMARY OF EMPLOYEE SHARE-BASED COMPENSATION EXPENSE

(In millions)

	Three Months Ended		Six Months Ended
	January 24, 2009	January 26, 2008	January 24, 2009	January 26, 2008
Cost of sales—product	$10	$11	$21	$20
Cost of sales—service	32	30	63	53

Employee share-based compensation expense in cost of sales	42	41	84	73

Research and development	84	81	166	146
Sales and marketing	104	111	217	210
General and administrative	46	40	91	70

Employee share-based compensation expense in operating expenses	234	232	474	426

Total employee share-based compensation expense	$276	$273	$558	$499

The income tax benefit for employee share-based compensation expense was $73 million and $150 million for the second quarter and first six months of fiscal 2009, respectively, and $86 million and $160 million for the second quarter and first six months of fiscal 2008, respectively.

RECONCILIATION OF SHARES USED IN THE GAAP AND NON-GAAP

DILUTED NET INCOME PER SHARE CALCULATION

(In millions)

	Three Months Ended		Six Months Ended
	January 24, 2009	January 26, 2008	January 24, 2009	January 26, 2008
Shares used in diluted net income per share calculation—GAAP	5,864	6,202	5,901	6,273
Effect of SFAS 123(R)	21	(5)	18	(6)

Shares used in diluted net income per share calculation—Non-GAAP	5,885	6,197	5,919	6,267

RECONCILIATION OF GAAP TO NON-GAAP COST OF SALES USED IN INVENTORY TURNS (In millions)
	Three Months Ended
	January 24, 2009	October 25, 2008	July 26, 2008	January 26, 2008
GAAP cost of sales	$3,366	$3,650	$3,733	$3,526
Employee share-based compensation expense	(42)	(42)	(38)	(41)
Amortization of acquisition-related intangible assets	(54)	(54)	(54)	(61)

Non-GAAP cost of sales	$3,270	$3,554	$3,641	$3,424